Exhibit 23

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 33-80865) pertaining to the Buckeye Retirement Plan of our report dated December 3, 2004 with respect to the financial statements and schedules of the Buckeye Retirement Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2004.



                                                  Thompson Dunavant PLC


Memphis, Tennessee
December 21, 2004